Exhibit 21

SUBSIDIARY OF REGISTRANT

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization	Percentage of Voting Securities Owned by 1st Century Bancshares, Inc.

1st Century Bank, N.A.	United States	100%